                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

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Check the appropriate box:
/ / Preliminary Proxy Statement
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/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             The MFS Series Trust
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                              THE MFS SERIES TRUST

                                            May 2, 1997

Dear Shareholders:

The enclosed proxy statement seeks your approval of the investment advisory agreement between the MFS Aggressive Small Cap Equity Fund and Massachusetts Financial Services Company ("MFS") at a Special Meeting of Shareholders to be held in Boston on Friday, May 23, 1997 at 9:30 a.m.

This action on your part is required under the federal securities law following your Board of Trustees' decision not to renew the investment advisory agreement and other arrangements with your Fund's former investment adviser, Navellier Management, Inc. and its affiliates ("NMI"), and its decision to retain MFS as your Fund's investment adviser.

Your Board is very pleased that MFS -- America's oldest mutual fund organization -- is now the Fund's investment adviser, subject to your Approval. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU APPROVE THE INVESTMENT ADVISORY AGREEMENT WITH MFS AS SET FORTH IN ITEM 1 OF THE PROXY STATEMENT. The Board also is very pleased that MFS has agreed to a substantial reduction in the investment advisory fee and administrative fee paid by the Fund to MFS (as compared to the fee rates previously paid to NMI) if you approve Item 1 at your Special Meeting.

Your Board's decision to take an action to replace your Fund's former investment adviser with MFS is not a common occurrence in the mutual fund industry. Mindful of the public attention and shareholder reaction that this decision would engender, your Board nevertheless believed that the duties and obligations placed upon it by the Investment Company Act of 1940 required that the previous arrangements with NMI could not be renewed. Throughout its deliberations, the members of your Board who were not affiliated with NMI were advised by their own counsel and communicated their concerns and issues with the staff of the Securities and Exchange Commission.

Your Trustees' recommendation is now subject to review by you and your fellow shareholders at the Special Meeting. Even if you cannot attend the Special Meeting, it is very important that you complete, sign, and return the enclosed white proxy card. Your prompt response will help save your Fund the expense of additional solicitation.

Should you have any questions, we invite you to call our solicitor, Georgeson & Company, Inc., toll free, 1-800-223-2064 between 8 a.m. and 8 p.m. Eastern Standard Time.
                                            Very truly yours,

                                            /s/ Donald A. Simon

                                            Donald A. Simon
                                            Chairman of the Board

                      MFS AGGRESSIVE SMALL CAP EQUITY FUND
                500 Boylston Street, Boston, Massachusetts 02116

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 23, 1997

A Special Meeting of Shareholders of MFS Aggressive Small Cap Equity Fund (the "Fund") will be held at 500 Boylston Street, Boston, Massachusetts, on Friday, May 23, 1997 at 9:30 a.m. for the following purposes:

ITEM 1. To approve or disapprove an Investment Advisory Agreement between Massachusetts Financial Services Company ("MFS") and the Fund.

ITEM 2. To transact such other business as may properly come before the Special Meeting of Shareholders and any adjournments thereof.

                YOUR TRUSTEES RECOMMEND THAT YOU VOTE IN FAVOR OF ITEM 1.

Only shareholders of record on April 16, 1997 will be entitled to vote at the Special Meeting of Shareholders and at any adjournments thereof.

                                            STEPHEN E. CAVAN, SECRETARY

May 2, 1997

YOUR VOTE IS IMPORTANT. WE WOULD APPRECIATE YOUR PROMPTLY VOTING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY, WHICH WILL HELP SAVE THE FUND THE NECESSARY AND ADDITIONAL EXPENSE OF A SECOND SOLICITATION. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND IS PROVIDED FOR YOUR CONVENIENCE.

                                PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Trustees (the "Board of Trustees") of The MFS Series Trust (the "Trust") on behalf of MFS Aggressive Small Cap Equity Fund (the "Fund"), a series of the Trust, to be used at a Special Meeting of Shareholders to be held at 500 Boylston Street, Boston, Massachusetts on May 23, 1997, and at any adjournments thereof, for the purposes set forth in the accompanying Notice (collectively the "Special Meeting").

This Proxy Statement, the Notice of Special Meeting of Shareholders and the proxy card are being mailed to shareholders on or about May 2, 1997, or as soon as practicable thereafter. All properly executed proxies received in time for the Special Meeting will be voted as specified in the proxy or, if no specification is made, in favor of the proposal referred to in the Proxy Statement. Any shareholder giving a proxy has the power to revoke it by mail (addressed to the Secretary of the Trust at its principal executive office of the Fund, 500 Boylston Street, Boston, Massachusetts 02116) or in person at the Special Meeting, by executing a superseding proxy or by submitting a notice of revocation to the Fund.

Shareholders of record at the close of business on April 16, 1997 ("Record Date") will be entitled to one vote for each share held. There were 5,269,046 shares of the Fund outstanding on the Record Date.

FOR A FREE COPY OF THE FUND'S ANNUAL REPORT FOR ITS MOST RECENTLY COMPLETED FISCAL YEAR ENDED DECEMBER 31, 1996, WRITE OR CALL MFS SERVICE CENTER, INC., 500 BOYLSTON STREET, BOSTON, MASSACHUSETTS 02116 OR 1-800-225-2606.

ITEM 1 -- TO APPROVE THE INVESTMENT ADVISORY AGREEMENT BETWEEN MASSACHUSETTS FINANCIAL SERVICES COMPANY AND THE FUND

BACKGROUND

At the Special Meeting, shareholders of the Fund will be asked to approve the Investment Advisory Agreement dated March 16, 1997 between Massachusetts Financial Services Company, a Delaware corporation ("MFS" or the "Adviser"), and the Fund (the "Agreement"). MFS acts as the investment adviser to the Fund pursuant to the Agreement.

Pursuant to the Agreement MFS provides the Fund with overall investment advisory services, as well as general office facilities. Subject to such polices as the Board of Trustees may determine, MFS makes investment decisions for the Fund. For its services and facilities, MFS receives an annual management fee under the Agreement, computed and paid monthly, in an amount equal to 1.25% of the average daily net assets of the Fund on an annualized basis.

If the Agreement is approved by shareholders at the Special Meeting, MFS has agreed that the investment management fee paid by the Fund to MFS under the Agreement would be reduced from 1.25% to 0.75% of the Fund's average daily net assets on an annualized basis. This reduction of 0.50% constitutes a 40% reduction in the investment advisory fee rate. In addition, if the Agreement is approved by shareholders at the Special Meeting, MFS has also agreed that the fee paid by the Fund to MFS under the terms of an Administrative Services Agreement would be reduced from 0.25% to 0.015% of the Fund's average daily net assets on an annualized basis. This reduction of 0.235% constitutes a 94% reduction in the administrative fee rate. See the information below under "Effect of Reduction in Management Fee." A description of the Agreement and the services provided by MFS thereunder is set forth below.

In approving the Agreement and recommending its approval by shareholders, the Trustees considered the best interests of the shareholders of the Fund, and took into account all such factors as they deemed relevant. See "Review Process of the Board of Trustees" below.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF THE FUND APPROVE THE AGREEMENT WITH MFS.

The Agreement was most recently approved by the Board of Trustees, including a majority of the Trustees who are not "interested persons," as defined in the Investment Company Act of 1940, as amended (the "1940 Act") (collectively, the "Independent Trustees"), on March 13, 1997. On this date, MFS was retained by the Fund to serve as its investment adviser under the Agreement and pursuant to Rule 15a-4 under the 1940 Act following the Board of Trustees' decision not to renew the Fund's investment advisory agreement and other arrangements with Navellier Management, Inc. ("NMI") and its affiliates. NMI had served as the Fund's adviser and administrator, and an affiliate of NMI served as the Fund's principal underwriter, from the Fund's inception through March 15, 1997.

Rule 15a-4 is designed to permit funds to secure the services of an investment adviser, like MFS, under certain extraordinary circumstances, subject to certain conditions. Rule 15a-4 allows new investment advisers to be retained in the event that the agreement between the fund's former investment adviser and the fund has been terminated by generally unforeseen events or by the failure to renew this agreement. Under this rule, the new investment adviser to a fund is permitted to serve the fund under an investment advisory agreement that has not yet been approved by shareholders if (i) the agreement has been approved by the funds' governing board as specified in the 1940 Act, (ii) the compensation to be received by the new investment adviser does not exceed the compensation paid to the former investment adviser, and (iii) the agreement is approved by shareholders within the 120 day period following the termination of the prior agreement. MFS has been retained as the Fund's investment adviser in accordance with Rule 15a-4 and the purpose of this Special Meeting is to ask shareholders to approve the Agreement.

On March 13, 1997, MFS also was retained to serve as the Fund's administrator under an agreement having the same terms, provisions and fees as the agreement under which NMI previously had acted as the Fund's administrator. The administrative agreement with MFS, like the prior agreement with NMI, provides for a fee paid by the Fund to MFS equal to 0.25% per annum of the Fund's average daily net assets. MFS has informed the Fund that it will reduce the fee for providing administrative services to the Fund from 0.25% per annum to 0.015% per annum if shareholders approve the Agreement at the Special Meeting. This reduction of 0.235% constitutes a 94% reduction in the administrative fee rate.

On March 13, 1997, a subsidiary of MFS, MFS Fund Distributors, Inc. ("MFD"), was also retained as the Fund's principal underwriter under a Distribution Agreement with the Fund.

EFFECT OF REDUCTION IN MANAGEMENT FEE

The effect of MFS' proposal to reduce its management fee under the Agreement from 1.25% to 0.75%, and its administrative fee from 0.25% to 0.015%, per annum of the Fund's average daily net assets if the Agreement is approved by shareholders at the Special Meeting is set forth below. The information set forth below shows what the Fund's management, administrative fee, other expense and total operating expense ratios would have been for the most recent fiscal year if these proposed reduced fees being offered by MFS had been in effect, based on the Fund's assets as of April 16, 1997 of this Proxy Statement of approximately $80,000,000.

                       12 MONTHS ENDED DECEMBER 31, 1996

                             % OF AVERAGE                          % CHANGE
                           DAILY NET ASSETS     AMOUNT OF FEE     (REDUCTION)
                           ----------------     -------------     -----------
MANAGEMENT FEE
  Present Fee                   1.25%            $ 1,000,000
  Proposed Fee                  0.75%                600,000
                           ----------------     -------------
  Difference                   (0.50%)           $  (400,000)        (40.00%)
ADMINISTRATIVE FEE
  Present Fee                   0.25%            $   200,000
  Proposed Fee                  0.015%                12,000
                           ----------------     -------------
  Difference                   (0.235%)          $  (188,000)        (94.00%)

Shown below is a comparison between all expenses and fees the Fund incurred during its fiscal year ended December 31, 1996, and the fees and expenses the Fund would have incurred if the proposed reduced management and administrative fees being offered by MFS if the Agreement is approved at the Special Meeting had been in effect.

          SHAREHOLDER TRANSACTION EXPENSES
               Maximum Sales Load Imposed on Purchases (as a percentage of      3%
                 offering price)
               Maximum Sales Load Imposed on Reinvested Dividends             None
               Redemption Fees                                                None

    ANNUAL FUND OPERATING EXPENSES (as a percentage of average net assets)

                                                                     CURRENT        PROPOSED
                                                                     --------       ---------
Management Fee                                                         1.25%          0.750%
Other Expenses
     Administrative Fee                                                0.25%          0.015%
     Other (after expense limitation)                                  0.25%(1)       0.605%
TOTAL FUND OPERATING EXPENSES (after expense limitation)               1.75%(1)       1.370%

---------------

(1) MFS has agreed to bear the Fund's normal operating expenses which accrue on and after March 16, 1997, subject to reimbursement by the Fund, such that "Total Fund Operating Expenses" do not exceed 1.75% per annum of the Fund's average daily net assets during the current fiscal year. If this arrangement had not been in place for the Fund's fiscal year ended December 31, 1996, the Fund's "Other Expenses," excluding the "Administrative Fee," and "Total Fund Operating Expenses" are estimated to be 0.605% and 2.105% per annum, respectively, based upon the Fund's assets of approximately $80 million on April 16, 1997.

EXAMPLES: The following example indicates both for the current fee schedule and the proposed fee schedule, the direct and indirect expenses an investor could expect to incur in a one-year, three-year, five-year and ten-year period, respectively:

             1 YEAR      3 YEARS     5 YEARS     10 YEARS
             -------     -------     -------     --------
Current        $47         $83        $ 122        $230
Proposed       $44         $72        $ 103        $190

The foregoing example is for illustration only and assumes: (a) that an investor maintains an average of $1,000 invested in the Fund; (b) payment of the maximum 3% sales load; (c) a 5% annual return; (d) percentage amounts listed above for Annual Fund Operating Expenses remain constant (for all periods shown above); and (e) reinvestment of all dividends and distributions. ACTUAL EXPENSES MAY BE MORE OR LESS THAN SHOWN.

FEES OF SIMILAR MFS FUNDS

MFS also acts as the investment adviser to several registered investment companies having similar investment objectives and/or policies to those of the Fund.

The following table sets forth the name of each investment company having similar investment objectives and/or policies to the Fund, the annual rate of compensation (i.e., the fee MFS is paid for its services as investment adviser to such funds) and the net assets as of December 31, 1996.

                                                                               ANNUAL          FEES
            NAME                     INVESTMENT                                RATE OF       WAIVED OR
          OF FUND                     OBJECTIVE            NET ASSETS       COMPENSATION      REDUCED
----------------------------    ---------------------    --------------     -------------    ---------
MFS Capital Growth Fund            Capital Growth        $  581,529,676     0.75%               NO
MFS Emerging Growth Fund           Capital Growth        $6,119,734,374     0.75% first         NO
                                                                            $2.5 billion
                                                                            0.70% over
                                                                            $2.5 billion
MFS Strategic Growth Fund       Capital Appreciation     $   12,070,633     0.75%               NO
MFS OTC Fund                       Capital Growth        $  120,766,345     0.75%               NO
MFS Institutional Emerging
  Equities Fund                    Capital Growth        $  306,574,929     0.75%               NO

MFS provides administrative services to these funds under the terms of administrative services agreements providing for a maximum fee equal to 0.015%.

INVESTMENT ADVISER

MFS is America's oldest mutual fund organization. MFS and its predecessor organizations have a history of money management dating from 1924 and the founding of the first mutual fund in the United States, Massachusetts Investors Trust. Net assets under the management of the MFS organization were approximately $52.1 billion on behalf of over 2.2 million investor accounts as of December 31, 1996. MFS is a subsidiary of Sun Life Assurance Company of Canada (U.S.) ("Sun Life of Canada (U.S.)") which in turn is a wholly owned subsidiary of Sun Life Assurance Company of Canada ("Sun Life"). The Directors of MFS are A. Keith Brodkin, Jeffrey L. Shames, John D. McNeil, Donald A. Stewart and Arnold D. Scott. Mr. Brodkin is the Chairman, Mr. Shames is the President and Mr. Scott is the Secretary and a Senior Executive Vice President of MFS. Messrs. McNeil and Stewart are the Chairman and the President, respectively, of Sun Life. The address of Messrs. Brodkin, Scott and Shames is 500 Boylston Street, Boston, Massachusetts 02116. The address of Messrs. McNeil and Stewart is 150 King Street West, Toronto, Canada M5H 1J9. Sun Life, a mutual life insurance company, is one of the largest international life insurance companies and has been operating in the United States since 1895, establishing a headquarters office here in 1973. The executive officers of MFS report to the Chairman of Sun Life.

James R. Bordewick, Jr., Stephen E. Cavan, W. Thomas London and James O. Yost, all of whom are officers of MFS, are also officers of the Trust.

MFS also serves as investment adviser to over 100 other funds, including the MFS Family of Funds (the "MFS Funds"), MFS Municipal Income Trust, MFS Multimarket Income Trust, MFS Government Markets Income Trust, MFS Intermediate Income Trust, MFS Charter Income Trust, MFS Special Value Trust, MFS Institutional Trust, MFS Union Standard Trust, MFS Variable Insurance Trust, MFS/Sun Life Series Trust, and seven variable accounts, each of which is a registered investment company established by Sun Life of Canada (U.S.) in connection with the sales of various fixed/variable annuity contracts. MFS and its wholly owned subsidiary, MFS Institutional Advisors, Inc., also provide investment advice to substantial private clients.

MFS has established a strategic alliance with Foreign & Colonial Management Ltd. ("Foreign & Colonial"). Foreign & Colonial is a subsidiary of two of the world's oldest financial services institutions, the London-based Foreign & Colonial Investment Trust PLC, which pioneered the idea of investment management in 1868, and HYPO-BANK (Bayerische Hypotheken-und Wechsel-Bank AG), the oldest publicly listed bank in Germany, founded in 1835. As part of this alliance, the portfolio managers and investment analysts of MFS and Foreign & Colonial share their views on a variety of investment related issues, such as the economy, securities markets, portfolio securities and their issuers, investment recommendations, strategies and techniques, risk analysis, trading strategies and other portfolio management matters. MFS has access to the extensive international equity investment expertise of Foreign & Colonial, and Foreign & Colonial has access to the extensive U.S. equity investment expertise of MFS.

In certain instances there may be securities which are suitable for the Fund's portfolio as well as for portfolio's of other clients of MFS or clients of Foreign & Colonial. Some simultaneous transactions are inevitable when several clients receive investment advice from MFS and Foreign & Colonial, particularly when the same security is suitable for more than one client. While in some cases this arrangement could have a detrimental effect on the price or availability of the security as far as the Fund is concerned, in other cases, however, it may produce increased investment opportunities for the Fund.

Broker-dealers may be willing to furnish statistical, research and other factual information or services ("Research") to MFS for no consideration other than brokerage or underwriting commissions. Securities may be bought or sold from time to time through such broker-dealers on behalf of the Fund.

The Board (together with the Boards of the other MFS Funds) have directed MFS to allocate a total of $39,100 of commission business from the Fund and the MFS Funds to the Pershing Division of Donaldson, Lufkin and Jenrette as consideration for the annual renewal of certain publications provided by Lipper Analytical Securities Corporation (which provides information useful to the Board in reviewing the relationship between the Fund and MFS).

The address of MFS and MFD is 500 Boylston Street, Boston, Massachusetts 02116.

REVIEW PROCESS OF THE BOARD OF TRUSTEES

The Board of Trustees approved the Agreement at a meeting held on March 13, 1997. In evaluating the Agreement, the Board of Trustees reviewed materials furnished by MFS. At the Board of Trustees meeting, representatives of MFS discussed MFS' philosophy of management, performance expectations and methods of operation insofar as they related to the Fund.

In approving the Agreement and recommending its approval by shareholders, the Trustees, considering the best interests of the shareholders of the Fund, took into account all such factors as they deemed relevant, but gave no greater weight to any of the following factors. Among such factors were the nature, quality and extent of the services furnished by MFS to the Fund; the advantages and possible disadvantages to the Fund of having a manager which also serves other investment companies and private accounts; the investment record of MFS; possible economies of scale; comparative data as to advisory fees; the risks assumed by MFS; possible benefits to MFS from serving as manager to, and of an affiliate of MFS serving as principal underwriter of, the Fund; current and developing conditions in the financial services industry, including the entry into the industry of large and highly capitalized companies which spend, and appear to be prepared to continue to spend, substantial sums to engage personnel and to provide services to competing investment companies; the financial resources of MFS; and the importance of obtaining high quality professional services for the Fund.

In addition, in a press release and a communication sent to Fund shareholders on March 13, 1997, the Independent Trustees stated that their decision to replace NMI and its affiliates with MFS and its affiliates was based on the totality of the facts and circumstances. They also stated that they had determined that MFS and MFD would be able to provide superior levels of support and service to the Fund and its shareholders and that they were particularly impressed with MFS' professionalism and its demonstrated record of strong performance, investor service and management.

The Board of Trustees also considered the background and experience of representatives of MFS who were elected as officers of the Trust on March 13, 1997, as well as of John W. Ballen, the Fund's portfolio manager.

The Independent Trustees' decision not to renew the investment advisory agreement and other arrangements with NMI and its affiliates was based primarily upon: (i) NMI's repeated failure to provide the Independent Trustees with information that (1) the Independent Trustees had requested as required under applicable federal securities laws and state business trust and other laws and
(2) was reasonably necessary to evaluate (a) the continuation of the existing investment advisory, administrative services and distribution agreements with NMI and its affiliates, and (b) a proposal by NMI to cause the assets of the Fund to be reorganized into another fund managed by NMI; and (ii) the Independent Trustees' lack of confidence, ultimately, in the operation of the Fund by NMI.

In connection with its decision not to renew the Fund's prior investment advisory agreement and other arrangements with NMI and its affiliates, and to retain MFS and its affiliates to act as the Fund's investment adviser, administrator and principal underwriter, the Independent Trustees, who constitute a majority of the Board of Trustees as required by the 1940 Act, have indicated their intention not to remain as trustees indefinitely. Independent Trustees currently expect to resign as Trustees of the Trust no later than eighteen months following the Special Meeting. In the case of such resignations, it currently is expected that certain members of the various boards of trustees who oversee the various MFS Funds would be considered to fill the vacancies created by the resignations of the current Independent Trustees. The Fund would be required to hold a meeting of shareholders to elect these new trustees.

Based on its review, the Board of Trustees, including all of the Independent Trustees, approved the Agreement with MFS. The Board at that time was comprised of five individuals, the three Independent Trustees and two representatives of NMI. The two representatives of NMI did not choose to participate in the votes taken by the Board to not renew the Fund's prior investment advisory agreement and other arrangements with NMI and its affiliates and to retain MFS and its affiliates to act as the Fund's investment adviser, administrator and principal underwriter. At a meeting held on April 10, 1997, the Board elected an MFS representative as a Trustee and removed the two NMI representatives as Trustees. At a subsequent Board meeting, the Board unanimously approved this Proxy Statement and unanimously stated its recommendation that shareholders of the Fund approve the Agreement with MFS.

DESCRIPTION OF THE INVESTMENT ADVISORY AGREEMENT

Under the Agreement, MFS provides portfolio management services for the Fund, including investment research, advice and supervision. For its services, the Fund currently pays MFS a management fee computed and paid monthly, in an amount equal to 1.25% per annum of the average daily net asset value of the Fund. If shareholders approve the Agreement at the Special Meeting, MFS will immediately reduce the investment advisory fee from 1.25% to 0.75% per annum of the Fund's average daily net assets.

The Fund pays its expenses (other than those assumed by MFS or MFS Fund Distributors, Inc., the Fund's principal underwriter ("MFD")), including: governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Fund; fees and expenses of independent auditors, of legal counsel, and of any transfer agent, registrar or dividend disbursing agent of the Fund; expenses of repurchasing and redeeming shares; expenses of preparing, printing and mailing share certificates, shareholder reports, notices, proxy statements and reports to governmental officers and commissions; brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; insurance premiums; fees and expenses of the Fund's custodian and transfer agent, for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of shares of the Fund; and expenses of shareholder meetings. Expenses relating to the issuance, registration and qualification of shares of the Fund and the preparation, printing and mailing of prospectuses for such purposes are borne by the Fund except that its Distribution Agreement with MFD, the Fund's principal underwriter, requires MFD to pay for prospectuses that are to be used for sales purposes.

MFS pays the compensation of the Trust's officers who are affiliated with MFS and any Trustee who is an officer of MFS. The Adviser also furnishes at its own expense all necessary administrative services, including office space, equipment, clerical personnel, investment advisory facilities, and all executive and supervisory personnel necessary for managing the Fund's investments, effecting its portfolio securities, and, in general, administering its affairs.

The Agreement provides that in the absence of willful misfeasance, bad faith or gross negligence, MFS shall not be liable for any act or omission in the course of, or in connection with, the rendering of its services thereunder.

The Agreement will remain in effect pursuant to its terms in accordance with Rule 15a-4 under the 1940 Act until July 14, 1997; if approved by shareholders, the Agreement will then remain in effect pursuant to its terms, except to reflect that MFS will reduce its management fee to 0.75% from 1.25%, until March 14, 1999, and thereafter with respect to the Fund for successive periods if and so long as such continuation is specifically approved at least annually by (a) the Board of Trustees or (b) the affirmative vote of the lesser of (1) more than fifty percent (50%) of the outstanding shares of the Fund or (2) sixty-seven percent (67%) or more of the shares of the Fund present at the meeting if more than fifty percent (50%) of the outstanding shares of the Fund are represented at the meeting in person or by proxy (a "Majority Vote"), provided that in either event the continuation also is approved by a majority of the Independent Trustees by a vote cast in person at a meeting called for the purpose of voting on such approval. The Agreement is terminable, without penalty, by the Board of Trustees, by a Majority Vote of the Fund's shareholders, or by MFS, in each case on not more than sixty nor less than thirty days' written notice to the other party and to the Fund. The Agreement terminates automatically in the event of its assignment (as defined in the 1940 Act).

The description of the Agreement is qualified in its entirety by reference to the Agreement which is attached as Appendix A in this proxy statement.

REQUIRED VOTE

Approval of the Agreement requires a Majority Vote of the Fund's shareholders (as defined above).

If for any reason the Agreement between MFS and the Fund is not approved at the Special Meeting, MFS has informed the Board of Trustees that MFS will not continue to serve as the Fund's investment adviser after July 14, 1997. In such event, the Board of Trustees will consider such other arrangements for the management of the Fund as they consider to be in the best interests of the shareholders of the Fund.

The Board of Trustees unanimously recommends that the shareholders vote FOR approval of the Agreement with MFS.

MANNER OF VOTING PROXIES

All proxies received by the management will be voted on all matters presented at the Special Meeting and at any adjournments thereof, and if not limited to the contrary, will be voted FOR Item 1.

Broker-dealer firms holding Fund shares in "street name" for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on Item 1 before the Special Meeting. Proxies which are returned but which are marked "abstain" will be counted as present for the purposes of a quorum. However, abstentions will not be counted as votes cast. Abstentions will have the same effect as a vote against Item 1.

The management knows of no other matters to be brought before the Special Meeting. If, however, any other matters come before the Special Meeting and any adjournments thereof, it is the management's intention that proxies not limited to the contrary will be voted in accordance with the judgment of the persons named in the enclosed form of proxy.

SUBMISSION OF CERTAIN PROPOSALS

The Trust is a Delaware business trust, and as such is not required to hold annual meetings of shareholders. However, meetings of shareholders may be held from time to time to consider such matters as the approval of investment advisory agreements or changes in certain investment restrictions. Proposals of shareholders which are intended to be presented at future shareholder's meetings must be received by the Trust a reasonable time prior to the Trust's solicitation of proxies relating to such future meeting.

ADDITIONAL INFORMATION

The information contained in this proxy statement relating to MFS has been furnished by MFS.

To obtain the necessary representation at the Special Meeting, solicitations may be made by mail, telephone, or interview by Georgeson & Company, Inc. ("Georgeson") or its agents as well as by officers of the Fund, employees of MFS and securities dealers by whom shares of the Fund have been sold. It is anticipated that the total cost of any such solicitations, if made by Georgeson or its agents, would be approximately $20,000 plus out-of-pocket expenses, and if made by any other party, would be nominal.

In the event that sufficient votes in favor of the proposal set forth in the Notice of Special Meeting are not received by May 23, 1997, the persons named as appointed proxies on the enclosed proxy card may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as appointed proxies on the enclosed proxy card will vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote against any such adjournment those proxies required to be voted against such proposal. The costs of any such additional solicitation and of any adjourned session will by borne by the Fund.

The expense of solicitations as well as the preparation, printing and mailing of the enclosed form of proxy, and this Proxy Statement, will be borne by the Fund. The Fund will reimburse banks, brokers and other persons holding the Fund's shares registered in their names or in the names of their nominees, for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

               IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY

May 2, 1997                                 MFS Aggressive Small Cap Equity Fund

                                                                      APPENDIX A

 NOTE: BRACKETED MATERIAL IN ARTICLE 3 REFLECTS THE REDUCED INVESTMENT ADVISORY
    FEE UNDER WHICH MFS HAS AGREED TO SERVE IF THE AGREEMENT IS APPROVED BY
                      SHAREHOLDERS AT THE SPECIAL MEETING.

                         INVESTMENT ADVISORY AGREEMENT

INVESTMENT ADVISORY AGREEMENT, dated this 16th day of March, 1997, by and between THE MFS SERIES TRUST, a business trust organized under the laws of the State of Delaware (the "Trust"), on behalf of the MFS AGGRESSIVE SMALL CAP EQUITY FUND (the "Fund"), a series of the Trust, and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation (the "Adviser").

                                  WITNESSETH:

WHEREAS, the Trust is engaged in business as an open-end investment company registered under the Investment Company Act of 1940; and

WHEREAS, the Adviser is willing to provide business services to the Fund on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

ARTICLE 1. DUTIES OF THE ADVISER. The Adviser shall provide the Fund with such investment advice and supervision as the latter may from time to time consider necessary for the proper supervision of its funds. The Adviser shall act as Adviser to the Fund and as such shall furnish continuously an investment program and shall determine from time to time what securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held uninvested, subject always to the restrictions of the Declaration of Trust of the Trust and By-Laws, each as amended from time to time (respectively, the "Declaration" and the "By-Laws"), to the provisions of the Investment Company Act of 1940 and the Rules, Regulations and orders thereunder and to the Fund's then-current Prospectus and Statement of Additional Information. The Adviser shall also make recommendations as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's portfolio securities shall be exercised. Should the Trustees at any time however, make any definite determination as to the investment policy and notify the Adviser thereof in writing, the Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination shall be revoked. The Adviser shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Fund's account with brokers or dealers selected by it, and to that end, the Adviser is authorized as the agent of the Fund to give instructions to the Custodian of the Fund as to the deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders, the Adviser is directed to seek for the Fund execution at the most reasonable price by responsible brokerage firms at reasonably competitive commission rates. In fulfilling this requirement the Adviser shall not be deemed to have acted unlawfully or to have breached any duty, created by this Agreement or otherwise, solely by reason of its having caused the Fund to pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Fund and to other clients of the Adviser as to which the Adviser exercises investment discretion.

ARTICLE 2. ALLOCATION OF CHARGES AND EXPENSES. The Adviser shall furnish at its own expense investment advisory and administrative services, office space, equipment and clerical personnel necessary for servicing the investments of the Fund and maintaining its organization, and investment advisory facilities and executive and supervisory personnel for managing the investments and effecting the portfolio transactions of the Fund. The Adviser shall arrange, if desired by the Trust, for Directors, officers and employees of the Adviser to serve as Trustees, officers or agents of the Trust if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law. It is understood that the Fund will pay all of its own expenses including, without limitation, compensation of Trustees "not affiliated" with the Adviser; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Fund; fees and expenses of independent auditors, of legal counsel, and of any transfer agent, registrar or dividend disbursing agent of the Fund; expenses of repurchasing and redeeming shares and servicing shareholder accounts; expenses of preparing, printing and mailing stock certificates, shareholder reports, notices, proxy statements and reports to governmental officers and commissions; brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; insurance premiums; fees and expenses of the custodian for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of shares of the Fund; expenses of shareholders' meetings; and expenses relating to the issuance, registration and qualification of shares of the Fund and the preparation, printing and mailing of prospectuses for such purposes (except to the extent that any Distribution Agreement to which the Trust is a party on behalf of the Fund provides that another party is to pay some or all of such expenses).

ARTICLE 3. COMPENSATION OF THE ADVISER. For the services to be rendered and the facilities to be provided, the Fund shall pay to the Adviser an investment advisory fee computed and paid monthly at an annual rate of 1.25% [0.75%] of the Fund's average daily net assets for its then-current fiscal year. If the Adviser shall serve for less than the whole of any period specified in this Section 3, the compensation (including the expense reimbursement) payable to the Adviser with respect to the Fund will be prorated.

ARTICLE 4. SPECIAL SERVICES. Should the Trust have occasion to request the Adviser to perform services not herein contemplated or to request the Adviser to arrange for the services of others, the Adviser will act for the Trust on behalf of the Fund upon request to the best of its ability, with compensation for the Adviser's services to be agreed upon with respect to each such occasion as it arises.

ARTICLE 5. COVENANTS OF THE ADVISER. The Adviser agrees that it will not deal with itself, or with the Trustees of the Trust or the Trust's principal underwriter, if any, as principals in making purchases or sales of securities or other property for the account of the Fund, except as permitted by the Investment Company Act of 1940 and the Rules, Regulations or orders thereunder, will not take a long or short position in the shares of the Fund except as permitted by the Declaration, and will comply with all other provisions of the Declaration and the By-Laws and the then-current Prospectus and Statement of Additional Information of the Fund relative to the Adviser and its Directors and officers.

ARTICLE 6. LIMITATION OF LIABILITY OF THE ADVISER. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution and management of the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties and obligations hereunder. As used in this Article 6, the term "Adviser" shall include Directors, officers and employees of the Adviser as well as that corporation itself.

ARTICLE 7. ACTIVITIES OF THE ADVISER. The services of the Adviser to the Fund are not deemed to be exclusive, the Adviser being free to render investment advisory and/or other services to others. The Adviser may permit other fund clients to use the initials "MFS" in their names. The Fund agrees that if the Adviser shall for any reason no longer serve as the Adviser for the Fund, the Fund will change its name so as to delete the initials "MFS". It is understood that the Trustees, officers and shareholders of the Trust are or may be or become interested in the Adviser, as Directors, officers, employees, or otherwise and that Directors, officers and employees of the Adviser are or may become similarly interested in the Fund, and that the Adviser may be or become interested in the Fund as a shareholder or otherwise.

ARTICLE 8. DURATION, TERMINATION AND AMENDMENT OF THIS AGREEMENT. This Agreement shall become effective on the date first above written and shall govern the relations between the parties hereto thereafter, and shall remain in force after July 16, 1997, only if approved prior to that date by "vote of a majority of outstanding voting securities" of the Fund, in which event it shall remain in force until March 16, 1999, on which date it will terminate unless its continuance after March 16, 1999 is "specifically approved at least annually"
(i) by the vote of a majority of the Trustees of the Trust who are not "interested persons" of the Trust or of the Adviser at a meeting specifically called for the purpose of voting on such approval, and (ii) by the Board of Trustees of the Trust, or by "vote of a majority of the outstanding voting securities" of the Fund.

This Agreement may be terminated at any time without the payment of any penalty by the Trustees or by "vote of a majority of the outstanding voting securities" of the Fund, or by the Adviser, in each case on not more than sixty days' nor less than thirty days' written notice to the other party. This Agreement shall automatically terminate in the event of its "assignment."

This Agreement may be amended only if such agreement is approved by "vote of a majority of the outstanding voting securities" of the Fund.

The terms "specifically approved at least annually", "vote of a majority of the outstanding voting securities", "assignment", "affiliated person", and "interested person", when used in this Agreement, shall have the respective meanings specified, and shall be construed in a manner consistent with, the Investment Company Act of 1940 and the Rules and Regulations promulgated thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, and their respective seals to be hereto affixed, all as of the day and year first written above. The undersigned Trustee of the Trust has executed this Agreement not individually, but as Trustee under the Declaration and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Trust, individually, but bind only the trust estate applicable to the Fund.
                                            THE MFS SERIES TRUST, on
                                            behalf of the MFS
                                            AGGRESSIVE SMALL CAP
                                            EQUITY FUND

                                            By: /s/ Stephen E. Cavan

                                              ----------------------------------
                                                Stephen E. Cavan, as
                                                Secretary and not
                                                individually

                                            MASSACHUSETTS FINANCIAL
                                            SERVICES COMPANY

                                            By: /s/ A. Keith Brodkin

                                              ----------------------------------
                                                A. Keith Brodkin
                                                Chairman

     THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF TRUSTEES OF
                   MFS(R) AGGRESSIVE SMALL CAP EQUITY FUND
         PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS, MAY 23, 1997.


The undersigned hereby appoints JAMES R. BORDEWICK, JR., STEPHEN E. CAVAN, W. THOMAS LONDON, AND ARNOLD D. SCOTT and each of them, proxies with several powers of substitution, to vote for the undersigned at the Special Meeting of Shareholders of MFS AGGRESSIVE SMALL CAP EQUITY FUND, to be held at 500 Boylston Street, Boston, Massachusetts, on Friday, May 23, 1997, notice of which meeting and the Proxy Statement accompanying the same have been received by the undersigned, or at any adjournment thereof, upon the following matters as described in the Notice of Meeting and accompanying Proxy Statement.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. ALL PROPOSALS (SET FORTH ON THE REVERSE OF THIS PROXY CARD) HAVE BEEN PROPOSED BY THE BOARD OF TRUSTEES. IF NO DIRECTION IS GIVEN ON THESE PROPOSALS, THIS PROXY CARD WILL BE VOTED "FOR" ITEM 1. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGMENT AS TO ANY OTHER MATTER.

 PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.
 ----------------------------------------------------------------------------

Please sign this proxy exactly as your name appears on the reverse side of this card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.



 X  PLEASE MARK VOTES
--- AS IN THIS EXAMPLE

1.)  APPROVAL OF INVESTMENT                                             For           Against           Abstain
     ADVISORY AGREEMENT WITH MFS

                                                                        ---           -------           -------


Please be sure to sign and date this Proxy.                             Date:
                                                                             ------------------------

Shareholder sign here                                                   Co-owner sign here
                     --------------------------------------                               -------------------------------

Mark Box at right if comments or address change
have been noted on the reverse side of this card.
                                                   -----------

